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                                   EXHIBIT 21

            Furon Company Significant and Certain Other Subsidiaries


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                                                  State or Other Jurisdiction of
Name of Subsidiary                                Incorporation or Organization
------------------                                -----------------------------
HEALTHCARE BUSINESS:

Medex, Inc.                                                 Ohio
Ashfield Medical Systems Limited                            United Kingdom
Medex Medical France SARL                                   France
Medex Holding GmbH                                          Germany
AS Medical GmbH                                             Germany
Medex Medical GmbH & Co., KG                                Germany
Medex Medical, Inc.                                         Ohio
Medex Medical Limited                                       United Kingdom

COMMERCIAL PRODUCTS:

Bunnell Plastics, Inc.                                      New Jersey
Bunnell Plastics Holding Corporation                        Nevada
CHR Industries, Inc.                                        Connecticut
CHR Industries Holding Corporation                          Nevada
Dixon Industries Corporation                                Rhode Island
Dixon Industries Holding Corporation                        Nevada
FCSC Corporation                                            Nevada
Fluorocarbon Components, Inc.                               New York
Fluorocarbon Components Holding Corp.                       Nevada
Fluorocarbon Foreign Sales Corporation                      Barbados
Furon B.V.                                                  Netherlands
Furon Europe, S.A.                                          Belgium
Furon Limited                                               England
Furon de Mexico                                             Mexico
Furon Seals N.V./S.A.                                       Belgium
Furon S.A.                                                  Belgium
Premier Python Products, Ltd.                               England
Sepco Corporation                                           California
T&F Asia PTE, Ltd.                                          Singapore
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